EXHIBIT 3.2

              SOVEREIGN REAL ESTATE INVESTMENT TRUST

            AMENDED AND RESTATED DECLARATION OF TRUST

                         August 15, 2000

          This Amended and Restated Declaration of Trust (this
"Declaration of Trust") is made as of the date set forth above by the undersigned Trustees, with respect to Sovereign Real Estate Investment Trust, hereinafter referred to as the "Trust."

          Capitalized terms used herein shall have the meanings ascribed to them in Section 1.4 hereof unless otherwise defined herein.

          WHEREAS, the Trust was created pursuant to the filing of a Certificate of Trust of the Trust with the Secretary of State of the State of Delaware on March 16, 1998 (as corrected by a corrected Certificate of Trust), and the entering into of a Declaration of Trust of the Trust, dated March 17, 1998, as amended by a Certificate of Amendment, dated
May 15, 2000, regarding 12% Series A Noncumulative Exchangeable Preferred Shares and a Certificate of Amendment, dated May 15, 2000, regarding Series B Variable Rate Dividend Noncumulative Preferred Shares (as so amended, the "Original Declaration"); and

          WHEREAS, the parties hereto desire to continue the Trust as a business trust under the Business Trust Act (as defined herein) on the terms and conditions set forth herein.

          NOW, THEREFORE, for consideration acknowledged and received, the parties hereto agree to amend and restate in its entirety the Original Declaration as follows:

            ARTICLE I.  THE TRUST; CERTAIN DEFINITIONS

          Section 1.1 Real Estate Investment Trust. The Trust shall continue to be a statutory business trust under the Business Trust Act. The Trust shall have the power to engage in the activities and businesses set forth in Section 1.3 hereof and to undertake any action necessary or advisable in furtherance of such activities and businesses.

          Section 1.2 Name. The Trust continued by this Declaration of Trust is referred to herein as the "Trust" and shall be known by the name Sovereign Real Estate Investment Trust. So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under that name, which name shall not refer to the Trustees individually or personally or to the beneficiaries or shareholders of the Trust, or to any officers, employees or agents of the Trust.

          The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical, or convenient to operate in the name of the Trust or where it would be in the best interest of the Trust to do so. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

          Section 1.3 Purpose of Trust. The fundamental, sole and exclusive purpose of the Trust is to engage in acquiring, investing, holding, disposing, reinvesting and managing of real estate loans, mortgages, other liens on and interests in real estate, obligations secured by mortgages on real property, home equity loans, other real estate assets, automobile loans, U.S. government securities, and deposits at Federal Deposit Insurance Corporation insured depositories, and in activities incidental thereto, in such manner as will permit the Trust to qualify (unless such qualification, in the opinion of the Administrative Trustees, is not advantageous to the shareholders of the Trust) as a REIT. In addition to the above, the Trust will have the power and authority to issue and sell shares representing beneficial interests in the Trust as provided in this Declaration, and to incur Indebtedness (as hereinafter defined), provided that the power and authority as to Indebtedness shall be limited to: (i) nominal amounts of bona fide accounts payable for necessary services rendered to the Trust; (ii) necessary expenses incurred in the ordinary course of business of the Trust (with respect to both the preceding clause (i) and this clause (ii), any amounts in excess of $10,000 for any single item shall require the prior approval by the Federal Home Loan Bank of Pittsburgh ("FHLB"), as long as there exists any Indebtedness to the FHLB by the Bank or any of its Affiliates);
(iii) taxes and fees imposed by governmental authorities; and
(iv) Permitted Indebtedness (as hereinafter defined); and shall, solely and exclusively with respect to Indebtedness of the Bank or any of its Affiliates to the FHLB, have the power to guarantee or otherwise be responsible for such Indebtedness, including the pledging of its assets to secure such obligations. It is further intended that the Trust be characterized as a "business entity" for purposes of Treasury Regulation
Section 301.7701-2 and Treasury Regulation Section 301.7701-3 by reason of its treatment as a "business trust" described in Treasury Regulation
Section 301.7701-4(b), or as an "investment trust" described in Treasury Regulation Section 301-7701-4(c) in which a power exists under the trust agreement to vary the investments of the Trust. Except as specifically contemplated by the foregoing, the Trust shall not have authority to engage in any other business or activity.

          Section 1.4 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

          "Additional Preferred Shares" means Securities that are Series A Parity Securities as defined in Section 2.3(b) (including for this purpose shares of Series D Preferred Interests) or Series D Parity Securities as defined in Section 2.6(b) consisting of shares (i) the terms of which (other than the issue price, specified dividend rate and redemption provisions) are identical to those of the Series A or Series D Preferred Interests, as applicable, and (ii) the issuance of which is subject to the prior confirmation by each of the Rating Agencies that such issuance shall not cause the reduction or withdrawal by such Rating Agency of its applicable then current rating of the Series A or Series D Preferred Interests, as applicable in accordance with Sections 2.3(h) and 2.6(h).

          "Adjusted Consolidated FFO" means Consolidated FFO plus or minus (as the case may be) gains (losses) from sales of Trust Property, plus any dividends paid to holders of the Series A and Series D Preferred Interests and any Series A and Series D Parity Securities, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) the cumulative effect of a change in accounting principles during such period, (c) the portion of FFO of any Person (other than the Trust or a Subsidiary of the Trust) in which the Trust or any Subsidiary of the Trust has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Trust or any Subsidiary of the Trust in cash dividends or distributions during such period, (d) the FFO of any Person combined with the Trust or any Subsidiary of the Trust on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the FFO of any Subsidiary of the Trust to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule of governmental regulation applicable to such Subsidiary or its shareholders.

          "Administrative Trustee" means any Trustee other than the Delaware Trustee.

          "Affiliate" or "Affiliates" means, as to any Person, any other
Person: (i) that holds beneficially, directly or indirectly, 5% or more of the outstanding stock or equity interests thereof, (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or is under common control with, such other Person or (iii) which controls, is controlled by, or is under common control with, such other Person.

          "Bank" means Sovereign Bank, a federal savings bank, that has its principal office at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania, or any successor thereto.

          "Business Day" means any day that is not a Saturday, Sunday, a day on which commercial banks in New York City or Philadelphia, Pennsylvania, are authorized or required by law to remain closed or a day on which such banks are not open for dealing in dollar deposits in the London interbank market.

          "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq., as it may be amended from time to time, or any successor legislation.

          "Code" means the Internal Revenue Code of 1986 as now enacted and as it may be hereafter amended.

          "Consolidated FFO" for any period means the amount of FFO of the Trust and its Subsidiaries for such period determined on a consolidated basis.

          "Declaration" or "Declaration of Trust" means this Amended and Restated Declaration of Trust, including any amendments or supplements hereto.

          "Delaware Trustee" has the meaning set forth in Section 4.12.

          "FFO" of any Person means funds from operations of such Person as such term is defined in the guidelines issued by the National
Association of Real Estate Investment Trusts as in effect on the date hereof.

          "Full Annual Dividends" means, as of any date, an amount equal to the sum of all dividends scheduled to accrue on the Series A and Series D Preferred Interests and all Series A and Series D Parity Securities over the next 12 months in accordance with their respective terms (whether cumulative or not, and whether proposed to be paid or not); provided that in the case of any Series A and Series D Preferred Interests or Series A and Series D Parity Security the dividend on which is calculated on a floating or adjustable basis which is scheduled to be reset or adjusted during such period, the dividend rate for purposes of calculating Full Annual Dividends shall be the dividend rate in effect on the date of such calculation.

          "Indebtedness" of any Person means (i) all indebtedness for money borrowed or indebtedness for property or services purchased by such Person and (ii) all indebtedness of others for money borrowed or indebtedness for property or services purchased by them that is guaranteed by such Person.

          "Permitted Indebtedness" means (i) Indebtedness incurred by the Trust (subject to the approval of the FHLB, if there exists at the time any Indebtedness to the FHLB by the Bank or any of its Affiliates) to unaffiliated third parties in an aggregate amount not to exceed 50% of the Trust's common shareholder's equity as determined in accordance with generally accepted accounting principles, (ii) Indebtedness to the FHLB,
(iii) Indebtedness to the Bank or Sovereign REIT Holdings, Inc., and (iv) grants of security interests to secure the Permitted Indebtedness described in the foregoing clauses (i), (ii) and (iii).

          "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Rating Agencies" means the collective reference to Moody's Investor Services, Inc., and Standard & Poor's Ratings Service.

          "REIT" means a real estate investment trust as defined in
Section 856 of the Code.

          "Securities" means Common Shares, 12% Series A Noncumulative Exchangeable Preferred Interests, Variable Rate Series B Noncumulative Preferred Interests, Series C Preferred Interests and Series D Noncumulative Exchangeable Preferred Interests as set forth in Section 2.1 hereof, and any capital stock, shares or other evidence of equity, beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing. Securities issued in accordance with this Declaration of Trust shall be validly issued, full paid and, unless expressly stated otherwise in the terms of such Securities, nonassessable undivided beneficial interests in the assets of the Trust.

          "Securities Act" means the Securities Act of 1933, as amended, and any successor act.

          "Shareholders" means holders of record of outstanding Securities of the Trust, such Persons being "beneficial owners" within the meaning of the Business Trust Act.

          "Securities of the Trust" means Common Shares, shares of 12% Series A Noncumulative Exchangeable Preferred Interests, shares of Variable Rate Series B Noncumulative Preferred Interests, shares of Series C Preferred Interests and shares of Series D Noncumulative Exchangeable Preferred Interests as set forth in Section 2.1 hereof.

          "Subsidiary" means, with respect to any Person, any Person of which (i) the majority of the outstanding shares of capital stock or other equity securities or interests having the power to vote for the election of directors, managers, trustees or other equivalent or (ii) a majority of the general partnership interests in which, is owned, directly or indirectly, by such Person.

          "Trustee" means, individually, a person, and "Trustees" means, collectively, the persons duly elected in accordance with Article IV of this Declaration (including Section 4.13 hereof) so long as they continue in office, and includes both the Administrative Trustees and the Delaware Trustee, except where specifically stated otherwise.

          "Trust Property" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trustees on behalf of the Trust (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trustees on behalf of the Trust.

          Section 1.5 Obligations to FHLB. Notwithstanding anything to the contrary contained in this Declaration of Trust, any provision hereof restricting or limiting, directly or indirectly, the Trust's ability to make (or permit any of its Subsidiaries to make) any payment with respect to any Indebtedness or with respect to any capital securities shall be read to specifically exclude any payments that are due to the FHLB, including, without limitation, any payments due under any guaranty by the Trust of any Indebtedness of the Bank or any of its Affiliates to the FHLB.

                       ARTICLE II.  SHARES

          Section 2.1  Authorized Shares.

               (a) The total number of shares of beneficial interest in the Trust which the Trust has authority to issue is 1,301,437 shares, of which 10,000 are common shares of beneficial interest in the Trust, $.01 par value per share (individually a "Common Share" or collectively "Common Shares"), and 1,291,437 are preferred beneficial interests in the Trust. Initially, and until such preferred beneficial interests in the Trust are redeemed or exchanged pursuant to the terms hereof, the Trust has the authority to issue 161,792 12% Series A Noncumulative Exchangeable Preferred Interests ("Series A Preferred Interests"), 1,090,437 Variable Rate Series B Noncumulative Preferred Interests ("Series B Preferred Interests"), 1,000 Series C Preferred Interests ("Series C Preferred Interests") and 38,208 Series D Noncumulative Exchangeable Preferred Interests ("Series D Preferred Interests"). Except as provided in
Section 2.1(b) hereof, the Trustees shall not have any authority to authorize or create any additional shares of beneficial interest. Any issuance or re-issuance of Series A Preferred Interests, Series B Preferred Interests, Series C Preferred Interests, or Series D Preferred Interests, shall require the express written consent of the FHLB, as long as there exists any Indebtedness to the FHLB by the Bank or any of its Affiliates.

               (b) In the event that the Trust makes an exchange offer (an "Exchange Offer") to holders of any series or class of Securities of the Trust pursuant to which the Trust offers to exchange for some or all of the outstanding shares of such class or series of Securities, substantially identical Securities of the Trust that have been the subject of a registration statement filed and declared effective under the Securities Act ("Exchange Offer Securities"), then the Trust may issue such number of Exchange Offer Securities as is equal to the number of shares tendered to and accepted by the Trust in the Exchange Offer. Such Exchange Offer Securities shall, without the consent of any Person, be duly authorized and issued shares hereunder, and all shares tendered to and accepted by the Trust in the Exchange Offer shall be deemed canceled and unavailable for reissuance hereunder. Exchange Offer Securities shall be fully paid and nonassessable beneficial interests in the Trust. Certificates representing the Exchange Offer Securities shall be in substantially the same form as the certificates representing the shares tendered to and accepted by the Trust in the Exchange Offer with such modifications thereto as the Administrative Trustees or the authorized officers of the Trust shall approve, such approval to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by an Administrative Trustee or authorized officer of the Trust.

          Section 2.2 Common Shares. Each Common Share shall entitle the holder thereof to one vote. Holders of Common Shares shall not be entitled to cumulative voting.

          Section 2.3  Series A Preferred Interests.

               (a) Designation. The designation of the Series A Preferred Interests shall be "12% Series A Noncumulative Exchangeable Preferred Interests." Shares of the Series A Preferred Interests shall have a liquidation preference of $1,000.00 per share. The number of authorized shares of the Series A Preferred Interests may be reduced by a resolution duly adopted by the Administrative Trustees stating that such reduction has been authorized (but not below the number of shares of the Series A Preferred Interests then outstanding), but the number of authorized shares of the Series A Preferred Interests shall not be increased.

               (b)  Ranking.  The Series A Preferred Interests shall rank:

                    (i)  senior, as to dividends and upon
     liquidation, dissolution and winding up of the Trust, to the Common Shares, the Series B Preferred Interests and to all other classes and series of Securities of the Trust now or hereafter authorized, issued or outstanding which, by their terms, expressly provide that they are junior, as to dividends or upon liquidation, dissolution and winding up, as the case may be, to the Series A Preferred Interests or which do not specify their rank (collectively, "Series A Junior Securities"); and

                    (ii)  on a parity, upon liquidation,
     dissolution and winding up of the Trust, with the Series C Preferred Interests, and as to dividends and upon liquidation, dissolution and winding up of the Trust with the Series D Preferred Interests and each class or series of Securities of the Trust hereafter issued, the terms of which specifically provide that such class or series shall rank on a parity with the Series A Preferred Interests as to dividends or upon liquidation, dissolution and winding up as the case may be (collectively, "Series A Parity Securities"); and

                    (iii)  junior, as to dividends, to the
     Series C Preferred Interests, and as to dividends and upon liquidation, dissolution and winding up of the Trust, to each class or series of Securities of the Trust hereafter issued the terms of which specifically provide that such class or series shall rank senior to the Series A Preferred Interests as to dividends or upon liquidation, dissolution and winding up as the case may be (collectively, "Series A Senior Securities").

               Notwithstanding the foregoing, any Series A Senior Securities or any Series A Parity Securities other than the Additional Preferred Shares issued without the requisite approval of holders of shares of the Series A Preferred Interests pursuant to
Section 2.3(h)(ii)(C) hereof shall be deemed to be Series A Junior Securities, rather than Series A Senior Securities or Series A Parity Securities.

               (c)  Dividend Rights.

                    (i) Dividends (if declared in accordance with (ii) below) shall be payable on the shares of the Series A Preferred Interests at a rate per annum of the liquidation preference thereof equal to 12% for the period commencing on May 15, 2000 (whether such interests were issued on May 15, 2000 or thereafter) and ending on October 31, 2000 (the "Initial Series A Dividend Period") and for each semi-annual dividend period thereafter (each a "Semi-Annual Dividend Period"), which Semi-Annual Dividend Periods shall commence on May 1 and November 1 in each year, commencing with November 1, 2000, and shall end on and include the day next preceding the first day of the next Semi-Annual Dividend Period (the Initial Series A Dividend Period and each Semi-Annual Dividend Period shall be herein referred to individually as a "Series A Dividend Period" and collectively as "Series A Dividend Periods").

                    (ii)  Dividends at the rate specified in (i)
     above shall be payable, if, when, and as declared by the Trustees, on April 30 and October 31 of each year (each a "Series A Dividend Payment Date"), commencing with
     October 31, 2000. Each such dividend shall be paid to the holders of record of shares of the Series A Preferred Interests as they appear on the securities register of the Trust at the close of business on the 15th day of the month in which the Series A Dividend Payment Date occurs.

                   (iii)  Dividends for the Series A Preferred
     Interests shall be noncumulative. If the Trustees fail to declare a dividend on the Series A Preferred Interests for a Series A Dividend Period, then holders of the Series A Preferred Interests will have no right to receive a dividend for that Series A Dividend Period, and the Trust will have no obligation to pay a dividend for that Series A Dividend Period, whether or not dividends are declared and paid for future Series A Dividend Periods with respect to the Series A Preferred Interests or any other series of capital stock of the Trust.

                    (iv)  If full dividends on the Series A
     Preferred Interests for the then-current Series A Dividend Period shall not have been declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment upon the Common Shares or any other Series A Junior Securities, nor shall any Common Shares or any other Series A Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such securities) by the Trust (except by conversion into or exchange for other Series A Junior Securities).

                    (v)  When dividends are not paid in full (or
     a sum sufficient for such full payment is not set apart) upon the Series A Preferred Interests and any Series A Parity Securities, all dividends declared upon the Series A Preferred Interests and any Series A Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Interests and all Series A Parity Securities shall in all cases bear to each other the same ratio that full dividends per share on the Series A Preferred Interests for the then-current Series A Dividend Period (which shall not include any accumulation in respect of unpaid dividends for prior Series A Dividend Periods) and full dividends per share, including required or permitted accumulations, if any, on such Series A Parity Securities bear to each other.

                    (vi)  Holders of the shares of the Series A
     Preferred Interests shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Series A Preferred Interests. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of the Series A Preferred Interests which may be in arrears.

                    (vii)  Dividends payable on the Series A
     Preferred Interests for any period less than a Semi-Annual Dividend Period, including the Initial Series A Dividend Period, shall be pro-rated for the period and computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such period. Dividends payable on the Series A Preferred Interests for each Semi-Annual Dividend Period shall be computed by annualizing the dividend rate and dividing by two.

               (d)  Redemption.

                    (i)  Shares of the Series A Preferred
     Interests are not redeemable prior to May 16, 2020. Thereafter, provided that the approval of the Office of Thrift Supervision (or any successor agency) (the "OTS") is obtained, the Administrative Trustees on behalf of the Trust may elect to redeem the shares of the Series A Preferred Interests, in whole or in part, on a pro-rata basis, at any time at a redemption price of $1,000.00 per share, plus accumulated and unpaid dividends thereon for the Series A Dividend Period in which the redemption date occurs (but without accumulation in respect of dividends for prior Series A Dividend Periods).

                    (ii)  In the event the Trust shall elect to
     redeem the shares of the Series A Preferred Interests, the Trust shall give notice to the holders of record of shares of the Series A Preferred Interests, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the securities register of the Trust, that the shares of the Series A Preferred Interests are being redeemed, provided that the failure of the Trust to give such notice shall not invalidate any action by the Trust with respect to the holders of shares of Series A Preferred Interests to whom notice was given. Each such notice shall state: (A) the redemption date; (B) the redemption price; (C) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
     (D) that dividends on the shares of the Series A Preferred Interests will cease to accrue on the redemption date.

                    (iii)  Notice having been mailed as
     aforesaid, from and after the applicable redemption date (unless default shall be made by the Trust in providing money for the payment of the redemption price), dividends on the shares of the Series A Preferred Interests shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as beneficial owners of the Trust with respect to such shares (except the right to receive from the Trust the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Trustees shall so require and the notice shall so state), such shares shall be redeemed by the Trust at the redemption price aforesaid.

                    (iv)  Any shares of the Series A Preferred
     Interests which shall at any time have been redeemed shall, after such redemption, not be cancelled and have the status of authorized but unissued shares of preferred interests of the Trust, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.

               (e)  Liquidation Rights.

                    (i)  Upon the voluntary or involuntary
     liquidation, dissolution or winding up of the Trust, unless the Series A Preferred Interests shall have been previously exchanged pursuant to Section 2.3(f) below, the holders of the shares of the Series A Preferred Interests, after the satisfaction of creditors of the Trust, if any, shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its Shareholders (the "Series A Liquidation Preference"), before any payment or distribution shall be made in respect of the Common Shares or any other Series A Junior Securities, a liquidating distribution in an amount in cash equal to $1,000.00 per share of the Series A Preferred Interests, plus accumulated and unpaid dividends thereon for the Series A Dividend Period in which such payment is made (but without accumulation in respect of dividends for any prior Series A Dividend Periods); provided, however, that in all events, the Series A Liquidation Preference shall be subordinated in all respects to all Indebtedness of the Trust to the FHLB pursuant to any agreement by which the Trust is then bound and no payment or distribution shall be made with respect to such Preferred Interests until all such Indebtedness is satisfied and/or terminated.

                    (ii)  After the payment to the holders of
     the shares of the Series A Preferred Interests of the full amount of the liquidating distribution to which they are entitled under this Section 2.3(e), the holders of shares of the Series A Preferred Interests as such shall have no right or claim to any of the remaining assets of the Trust.

                    (iii)  If, upon any voluntary or involuntary
     liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the liquidating distributions in respect of the Series A Preferred Interests and any Series A Parity Securities are not paid in full, the holders of the shares of the Series A Preferred Interests and of such Series A Parity Securities will share ratably in any such distribution of assets of the Trust in proportion to the full respective liquidating distributions to which they are entitled.

                    (iv)  Neither the voluntary sale,
     conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Trust, nor the merger, conversion or consolidation of the Trust with or into any one or more other Persons, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up for the purposes of this Section 2.3, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Trust.

               (f)  Automatic Exchange.

                    (i)  Subject to the terms and conditions of
     this Section 2.3(f), upon the occurrence of an Exchange Event (as defined in (ii) below), each share of the Series A Preferred Interests will be exchanged automatically (the "Automatic Exchange") for one share of 12% Series A Noncumulative Preferred Stock, $1,000.00 par value per share (a "Bank Series A Preferred Share"), of the Bank. The issuance of the Bank Series A Preferred Shares has been duly authorized by the board of directors of the Bank. The voting powers, preferences and relative, participating, optional or other special rights of the Bank Series A Preferred Shares shall be substantially identical to the voting powers, preferences and relative, participating, optional or other special rights of the shares of the Series A Preferred Interests established by this Declaration, provided that the holders of the Bank Series A Preferred Shares shall not have any voting rights, except as expressly provided by applicable law.

                    (ii)  The Automatic Exchange will occur only
     if: (A) the OTS directs in writing (an "OTS Directive") an exchange of the shares of the Series A Preferred Interests for the Bank Series A Preferred Shares because (1) the Bank has become "undercapitalized" under prompt corrective action regulations promulgated by the OTS pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (or any successor statute), (2) the Bank is placed into conservatorship or receivership, (3) the OTS, in its exercise of supervisory authority over the Bank, requires such Automatic Exchange, (B) the FHLB issues a written directive (an "FHLB Directive," each of the OTS Directive and the FHLB Directive being referred to as the "Directive") in its sole discretion requiring such Automatic Exchange, (C) the FHLB forecloses or takes any similar action under its various security agreements with respect to more than $500,000,000 of assets (including any prohibition by the FHLB of the payment of any remittance by the Trust's loan servicer to the Trust of interest or principal payments received by such servicer on such amount of loans serviced for the Trust) in the Trust, (D) a "Triggering Event" occurs, as such term is defined in
     Section 5(I) of the Amendment to the Advances, Collateral Pledge and Security Agreement dated as of March 17, 1998, by and between the Bank and the FHLB, as such Agreement may be amended from time to time, or (E) the Trust is liquidated or dissolved (each, an "Exchange Event").

                   (iii) Upon an Exchange Event, each holder of shares of the Series A Preferred Interests shall be unconditionally obligated to surrender to the Bank the certificates representing each share of the Series A Preferred Interests held by such holder, and the Bank shall be unconditionally obligated to issue to such holder in exchange for each such share a certificate representing one Bank Series A Preferred Share. No surrender by any holder shall be required to make the Automatic Exchange effective; it shall be effective regardless of notice to or surrender by the holders.

                    (iv)  The Automatic Exchange shall occur as
     of 8:00 a.m. Eastern Time on the date for such exchange set forth in the Directive, or, if such date is not set forth in the Directive, as of 8:00 a.m. Eastern Time on the earliest possible date such exchange could occur consistent with the Directive as determined by the Board of Directors of the Bank in good faith and disclosed by the Bank in a press release prior to such time, or as of 8:00 a.m. Eastern Time on the date a Triggering Event occurs, the Trust is liquidated or dissolved, or any other Exchange Event occurs (each the "Time of Exchange"). As of the Time of Exchange, all of the shares of Series A Preferred Interests required to be exchanged will be deemed canceled immediately after the Automatic Exchange without any further action by the Trust or the holders thereof, all rights of the holders of such shares as beneficial owners of the Trust with respect to the shares of Series A Preferred Interests shall cease, and such holders shall thereupon and thereafter be deemed to be and shall be for all purposes the holders of Bank Series A Preferred Shares. Notice of the occurrence of an Exchange Event shall be given by first-class mail, postage prepaid, mailed within 30 days of such event, to each holder of record of shares of the Series A Preferred Interests, at such holder's address as the same appears on the securities register of the Trust. No prior notice of any Automatic Exchange shall be required. Each such notice shall indicate the place or places where certificates for shares of the Series A Preferred Interests are to be surrendered by the holders thereof, and the Bank shall deliver to each such holder certificates for Bank Series A Preferred Shares upon surrender of certificates for such shares of the Series A Preferred Interests. Until such stock certificates are delivered (or in the event such stock certificates are not delivered), certificates previously representing Shares of the Series A Preferred Interests shall be deemed for all purposes to represent Bank Series A Preferred Shares.

                   (v)  Any shares of the Series A Preferred
     Interests redeemed by the Trust in accordance with
     Section 2.3(d) hereof prior to the Time of Exchange shall not be deemed outstanding and shall not be subject to the Automatic Exchange. In the event of the Automatic Exchange, any accumulated and unpaid dividends on the shares of the Series A Preferred Interests as of the Time of Exchange shall be deemed to be accumulated and unpaid dividends on the Bank Preferred Shares.

                   (vi)  In the event of an Automatic Exchange
     pursuant to this subsection (f), the shares of Series A Preferred Interests will never participate in a liquidation of the Trust, but shall be automatically exchanged into Bank Series A Preferred Shares pursuant hereto prior to any liquidation or dissolution of the Trust. Notwithstanding anything to the contrary contained in this Declaration of Trust, the voting and other rights of the Series A Preferred Interests are expressly subordinated in all respects to any Automatic Exchange.

               (g) Conversion. The holders of shares of the Series A Preferred Interests shall not have any rights to convert such shares into shares of any other class or series of capital securities of the Trust.

               (h)  Voting Rights.

                    (i)  Except as explicitly set forth in
     Sections 2.3(h)(ii), 2.3(h)(iii) or Article VI hereof or as otherwise expressly required by law, the holders of shares of the Series A Preferred Interests shall have no voting power, and no right to vote on any matter at any time, either as a separate class or together with any other class of Securities of the Trust and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Shares.

                    (ii)  Unless the vote or consent of the
     holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all shares of the Series A and Series D Preferred Interests at the time outstanding voting together (unless only the Series A Preferred Interests are affected, then the holders of the Series A Preferred Interests shall vote as a separate class) given in person or by proxy, by a vote at a meeting duly called and held shall be necessary to:

                         A.  amend, alter or repeal (whether by
          merger, consolidation or otherwise) any provision of this Declaration or of any amendment thereof or supplement thereto which would materially and adversely affect the voting powers, preferences or relative, participating, optional or other special rights of the Series A Preferred Interests; provided that this provision shall not apply to action taken in connection with the issuance of any preferred interests, which actions shall be governed by subsection (C) below;

                        B.  effect a consolidation, conversion
          or merger of the Trust with or into, or a share exchange with, another Person, other than a Person whose capital securities are wholly-owned, directly or indirectly, by the Bank, provided that the Trust may consolidate or merge with or into, or enter into a share exchange with, another Person if (1) such Person is a business trust organized under the laws of the United States or any state thereof; (2) such Person expressly assumes all obligations and commitments of the Trust pursuant to such consolidation, conversion, merger or share exchange; (3) the outstanding shares of the Series A Preferred Interests remain outstanding and unchanged or are exchanged for or converted into shares of the surviving trust having voting powers, preferences and relative, participating, optional and other special rights substantially identical to those of the shares of the Series A Preferred Interests (including limitations on personal liability of the holders thereof); (4) after giving effect to such consolidation, conversion, merger or share exchange, no violation by the Trust of the provisions of this Declaration shall have occurred and be continuing (or with the passage of time or giving of notice would occur); and (5) the Trust shall have received written notice from each of the Rating Agencies and delivered a copy thereof, confirming either (x) that such consolidation, merger or share exchange will not result in a reduction of the rating assigned by such Rating Agency to the Series A Preferred Interests or
          (y) that the preferred interests issued by the surviving Trust as provided in clause (3) above shall have the same rating as the rating that had been assigned by such Rating Agency to the Series A Preferred Interests in the absence of such consolidation, conversion, merger or share exchange (as a condition to effecting any such merger, consolidation or share exchange, the Trust shall deliver to the Transfer Agent and cause to be mailed to each holder of record of Securities, at least 30 days prior to such transaction becoming effective, a notice describing such merger, consolidation or share exchange together with a certificate of an officer of the Trust and an opinion of counsel, each stating that such merger, consolidation, or share exchange complies with the requirements of the Declaration of Trust and that all conditions precedent therein provided for relating to such transaction have been complied with); or

                         C.  authorize or issue (by way of
          reclassification or otherwise), or obligate the Trust to authorize or issue, (1) any Series A Senior
          Securities; or (2) any Series A Parity Securities other than Additional Preferred Shares;

                    (iii)  If at any time a "default in
     preference dividends" (as defined below) on the Series A Preferred Interests shall exist, the number of Administrative Trustees of the Trust shall be increased by two, and the holders of the shares of the Series A Preferred Interests shall have the right, at a meeting duly called and held, voting jointly with the holders of the shares of Parity Securities who are likewise affected and who are entitled to exercise similar voting rights ("Joint Vote"), to elect two persons as Trustees of the Trust to fill such newly created trustee positions. Such right shall continue until such default in preference dividends shall have ceased. Each Trustee jointly elected by the holders of shares of the Series A Preferred Interests and such other Series A Parity Securities, if any (herein called a "Preferred Trustee") may be removed by, and shall not be removed except by, Joint Vote at a meeting duly called and held. So long as any such default in preference dividends shall exist, (1) any vacancy in the office of Preferred Trustee may be filled (except as provided in the following clause (2)) by an instrument in writing signed by the remaining Preferred Trustee and filed with the Trust, and (2) in the case of the removal of any Preferred Trustee, the vacancy may be filled by Joint Vote at the same meeting at which such removal shall be voted. Each trustee appointed as aforesaid by the remaining Preferred Trustee shall be deemed, for all purposes hereof, to be a Preferred Trustee. Whenever a default in preference dividends shall no longer exist, the number of Trustees constituting the Trustees shall be reduced by two. For the purposes of this Section 2.3(h), a "default in preference dividends" shall be deemed to occur when, for three
     Series A Dividend Periods (whether consecutive or not), the Trust fails to pay, or declare and set apart for payment, full dividends on the Series A Preferred Interests and, having so occurred, such default shall be deemed to exist thereafter until full dividends on the Series A Preferred Interests shall have been paid for two consecutive Series A Dividend Periods. If and when any default in preference dividends described in this paragraph shall cease to exist, the holders of shares of the Series A Preferred Interests shall be divested of the foregoing special voting right, subject to revesting in the event of each and every future default in preference dividends. Upon the termination of each said voting right, the terms of office of all Preferred Trustees shall forthwith terminate. The maximum number of Preferred Trustees at any one time shall be two
     (2), whether elected by the holders of the Series A Preferred Interests, any Series D Parity Securities, or both.

                    (iv)  Notwithstanding anything else herein
     to the contrary, (1) holders of shares of the Series A Preferred Interests shall have no right whatsoever to vote on dissolution or cancellation of the Trust and (2) shares of Series A Preferred Interests will not be entitled to vote if they are owned, directly or indirectly, by a corporation or other entity in which the Trust, the Bank or their respective Affiliates owns, directly or indirectly, a majority of the shares entitled to vote for directors, trustees or persons exercising similar powers of such corporation or other entity.

               (i) Ratification and Approval. Notwithstanding any provisions in this Declaration of Trust to the contrary, the issuance of 100,000 shares of Series A Preferred Interests to Sovereign REIT Holdings, Inc. on May 15, 2000, is hereby approved and ratified in all respects.

          Section 2.4  Series B. Preferred Interests.

               (a) Designation. The designation of the Series B Preferred Interests shall be "Series B Variable Rate Noncumulative Preferred Interests." Shares of the Series B Preferred Interests shall have a liquidation preference of $1,000.00 per share. The number of authorized shares of the Series B Preferred Interests may be reduced by a resolution duly adopted by the Administrative Trustees stating that such reduction has been so authorized (but not below the number of shares of the Series B Preferred Interests then outstanding), but the number of authorized shares of the Series B Preferred Interests shall not be increased.

               (b)  Ranking.  The Series B Preferred Interests shall rank:

                    (i)  senior, as to dividends and upon
     liquidation, dissolution and winding up of the Trust, to the Common Shares and all other classes and series of Securities of the Trust now or hereafter authorized, issued or outstanding which, by their terms, expressly provide that they are junior, as to dividends or upon liquidation, dissolution and winding up, as the case may be, to the Series B Preferred Interests or which do not specify their rank (collectively, "Series B Junior Securities"); and

                    (ii)  on a parity, as to dividends or upon
     liquidation, dissolution and winding up of the Trust with each class or series of Securities of the Trust hereafter issued the terms of which specifically provide that such class or series shall rank on a parity with the shares of the Series B Preferred Interests, as to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, "Series B Parity Securities"); and

                    (iii)  junior, as to dividends or upon
     liquidation, dissolution and winding up of the Trust, to the Series A Preferred Interests, the Series C Preferred Interests, the Series D Preferred Interests and each class or series of Securities of the Trust hereafter issued the terms of which specifically provide that such class or series shall rank senior to the shares of the Series B Preferred Interests as to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, "Series B Senior Securities").

               (c)  Dividend Rights.

                    (i)  Dividends (if declared in accordance
     with (ii) below) shall be payable on the shares of the Series B Preferred Interests at a rate per annum of the liquidation preference thereof equal to the sum of the Series B Index (as defined hereinafter) and 425 basis points (the "Series B Dividend Rate") for the period commencing on the date of original issuance of the Series B Preferred Interests and ending on July 31, 2000 (the "Initial Series B Dividend Period") and for each quarterly dividend period thereafter (each a "Quarterly Dividend Period"), which Quarterly Dividend Periods shall commence on February 1, May 1, August 1 and November 1, in each year, commencing with August 1, 2000, and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period (the Initial Series B Dividend Period and each Quarterly Dividend Period shall be herein referred to individually as a "Series B Dividend Period" and collectively as "Series B Dividend Periods"). The term "Series B Index" shall mean, with respect to any Series B Dividend Period, the rate appearing on page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Trust from time to time for purposes of providing quotations on interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Series B Dividend Period, as the rate for dollar deposits with a ninety (90) day maturity. In the event that such rate is not available at such time for any reason, then the Index for such Series B Dividend Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity of ninety (90) days are offered by the principal London office of CitiBank, N.A., in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Series B Dividend Period. The Series B Dividend Rate shall be determined as of the first day of the respective Series B Dividend Period.

                    (ii)  Dividends (at the rate specified in
     (i) above) shall be payable, when, as and if declared by the Trustees, on January 31, April 30, July 31 and
     October 31 of each year (each a "Series B Dividend Payment Date") commencing with July 31, 2000. Each such dividend shall be paid to the holders of record of shares of the Series B Preferred Interests as they appear on the securities register of the Trust at the close of business on the 15th day of the month in which the Series B Dividend Payment Date occurs.

                    (iii)  Dividends shall be noncumulative.  If
     the Trustees fail to declare a dividend on the Series B Preferred Interests for a Series B Dividend Period, then holders of the shares of the Series B Preferred Interests will have no right to receive a dividend for that Series B Dividend Period, and the Trust will have no obligation to pay a dividend for that Series B Dividend Period, whether or not dividends are declared and paid for future Series B Dividend Periods with respect to the Series B Preferred Interests or any other series of capital securities of the Trust.

                    (iv)  If full dividends on the Series B
     Preferred Interests for the then-current Series B Dividend Period shall not have been declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment upon the Common Shares or any other Series B Junior Securities, nor shall any Common Shares or any other Series B Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Trust (except by conversion into or exchange for other Series B Junior Securities).

                    (v)  When dividends are not paid in full (or
     a sum sufficient for such full payment is not set apart) upon the Series B Preferred Interests and any Series B Parity Securities, all dividends declared upon the Series B Preferred Interests and any Series B Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Interests and all Series B Parity Securities shall in all cases bear to each other the same ratio that full dividends per share on the Series B Preferred Interests for the then-current Series B Dividend Period (which shall not include any accumulation in respect of unpaid dividends for prior Series B Dividend Periods) and full dividends per share, including required or permitted accumulations, if any, on such Series B Parity Securities bear to each other.

                    (vi)  Holders of the shares of the Series B
     Preferred Interests shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Series B Preferred Interests. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of the Series B Preferred Interests which may be in arrears.

                    (vii)  Dividends payable on the Series B
     Preferred Interests for any period less than a Quarterly Dividend Period, including the Initial Series B Dividend Period, shall be pro-rated for the period and computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days. Dividends payable on the Series B Preferred Interests for each Quarterly Dividend Period shall be computed by annualizing the dividend rate and dividing by four.

               (d)  Redemption.

                    (i)  All of the shares of the Series B
     Preferred Interests, or any portion thereof, are redeemable by the Trust at any time at a redemption price of $1,000.00 per share, plus accumulated and unpaid dividends thereon for the Series B Dividend Period in which the redemption date occurs (but without accumulation in respect of dividends for prior Series B Dividend Periods).

                    (ii)  In the event the Trust shall elect to
     redeem the shares of the Series B Preferred Interests, the Trust shall give notice to the holders of record of shares of the Series B Preferred Interests, not less than 30 nor more than 60 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the securities register of the Trust, that the shares of the Series B Preferred Interests are being redeemed, provided that, without limiting the obligation of the Trust hereunder to give the notice provided in this
     Section 2.4(d)(ii), the failure of the Trust to give such notice shall not invalidate any action by the Trust. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (iv) the number of Shares being redeemed; and (v) that dividends on the shares of the Series B Preferred Interests will cease to accrue on the redemption date. If the Trust elects to redeem only a portion of the shares of the Series B Preferred Interests which are outstanding, such redemption shall be on a pro-rata basis, rounded up to the nearest whole number of shares, with respect to each of the holders thereof.

                    (iii)  Notice having been mailed as
     aforesaid, from and after the applicable redemption date (unless default shall be made by the Trust in providing money for the payment of the redemption price), dividends on the shares of the Series B Preferred Interests shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as Shareholders of the Trust (except the right to receive from the Trust the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Trustees shall so require and the notice shall so state), such shares shall be redeemed by the Trust at the redemption price aforesaid.

                    (iv)  Any shares of the Series B Preferred
     Interests which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred interests, without designation as to series until such shares are once more designated as part of a particular series by the Trustees.

               (e)  Liquidation Rights.

                    (i)  Upon the voluntary or involuntary
     liquidation, dissolution or winding up of the Trust, the holders of the shares of the Series B Preferred Interests, after the satisfaction of creditors of the Trust, if any, shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its beneficial owners (the "Series B Liquidation Preference"), before any payment or distribution shall be made in respect of the Common Shares or any other Series B Junior Securities, a liquidating distribution in an amount in cash equal to $1,000.00 per share of the Series B Preferred Interests, plus accumulated and unpaid dividends thereon for the Series B Dividend Period in which such payment is made (but without accumulation in respect of dividends for any prior Series B Dividend Periods); provided, however, that in all events, the Series B Liquidation Preference shall be subordinated in all respects to the right of the FHLB to receive any amounts then due it by the Trust, or that may be due to the FHLB thereafter pursuant to any agreement by which the Trust is then bound.

                    (ii)  After the payment to the holders of
     the shares of the Series B Preferred Interests of the full amount of the liquidating distribution to which they are entitled under this Section 2.4(e), the holders of shares of the Series B Preferred Interests as such shall have no right or claim to any of the remaining assets of the Trust.

                    (iii)  If, upon any voluntary or involuntary
     liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the liquidating distributions in respect of the shares of the Series B Preferred Interests and any Series B Parity Securities are not paid in full, the holders of the shares of the Series B Preferred Interests and of such Series B Parity Securities will share ratably in any such distribution of assets of the Trust in proportion to the full respective liquidating distributions to which they are entitled.

                    (iv)  Neither the voluntary sale,
     conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Trust, nor the merger or consolidation of the Trust with or into any one or more other Persons, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up for the purposes of this Section 2.4(e), unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Trust.

               (f) Conversion. The holders of shares of the Series B Preferred Interests shall not have any rights to convert such shares into shares of any other class or series of capital securities of the Trust.

               (g) Voting Rights. The holders of shares of the Series B Preferred Interests shall have no voting power, and no right to vote on any matter at any time, either as a separate class or together with any other class of shares, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Shares.

          Section 2.5  Series C Preferred Interests.

               (a) The holders of record of Series C Preferred Interests shall be entitled to receive, out of any funds legally available for the purpose, cumulative cash dividends on each share of Series C Preferred Interests in the amount of 8% per annum (calculated as a percentage of the liquidation preference applicable to the Series C Preferred Interests as provided herein). Dividends shall be cumulative and shall accrue from the date of original issuance and shall be payable, as and if declared by the Trustees, on December 10 of each year. Each such dividend shall be paid to the holders of record of shares of Series C Preferred Interests as they appear on the share register of the Trust on the applicable record date, which shall be a date not more than 30 days nor less than 10 days preceding the dividend payment date, as shall be fixed by the Trustees of the Trust.

               (b) The Series C Preferred Interests shall rank senior, as to dividends, to the Common Shares, the Series A Preferred Interests, the Series B Preferred Interests the Series D Preferred Interests and to all other classes and series of Securities of the Trust now or hereafter authorized, issued or outstanding which, by their terms, expressly provide that they are junior, as to dividends or which do not specify their rank as to dividends.

               (c) The Series C Preferred Interests shall be equal to the Series A Preferred Interests and Series D Preferred Interests upon liquidation dissolution and winding up of the Trust, and rank senior, upon liquidation, dissolution and winding up, to the Common Shares, the Series B Preferred Interests and to all other classes and series of Securities of the Trust now or hereafter authorized, issued or outstanding which, by their terms, expressly provide that they are junior, as to dividends or upon liquidation, dissolution and winding up, as the case may be, or which do not specify their rank.

               (d) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

               (e) Dividends payable on the Series C Preferred Interests for any period less than a full dividend period shall be pro-rated for the period and computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days in such period.

               (f) The Trust, at its option, may redeem all outstanding shares of the Series C Preferred Interests, at such time as the Trust determines that it no longer desires to qualify as a real estate investment trust, at a redemption price equal to 100% of its liquidation preference, plus accrued and unpaid dividends thereon to the date fixed for redemption.

               If the Trust shall redeem shares of Series C Preferred Interests pursuant to this subparagraph (f), notice of such redemption shall be mailed by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the share register of the Trust. Each such notice shall state:
(i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Trust in providing money for the payment of the redemption price) dividends on the shares of the Series C Preferred Interests so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as Shareholders of the Trust (except the right to receive from the Trust the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Trustees of the Trust shall so require and the notice shall so state), such shares shall be redeemed by the Trust at the redemption price aforesaid.

               (g) All shares of Series C Preferred Interests redeemed by the Trust shall be restored to the status of authorized but unissued shares of preferred interests without designation as to series until such shares are once more designated as part of a particular series by the Trustee.

               (h) The Series C Preferred Interests shall have no voting power, and no right to vote on any matter at any time, either as a separate class or together with any other class of shares. The holders of the Series C Preferred Interests shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Shares.

               (i) In the event of any liquidation, dissolution or winding up of the Trust, voluntary or involuntary, the holders of all shares of Series C Preferred Interests, after the satisfaction of creditors of the Trust, if any, shall be entitled to be paid in full out of the assets of the Trust available for distribution to Shareholders of the Trust, before any distribution of assets shall be made to the holders of Common Shares and shares of Series B Preferred Interests, an amount equal to $1,000.00 per share plus accumulated and unpaid dividends thereon. After payment to the holders of the Series C Preferred Interests of the full preferential amounts provided for in this subparagraph (i), the holders of the Series C Preferred Interests shall be entitled to no further participation in any distribution of assets by the Trust.

               (j) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Trust, nor the merger or consolidation of the Trust with or into any one or more other Persons, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up for the purposes of this Section 2.5, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Trust.

          Section 2.6  Series D Preferred Interests.

               (a) Designation. The designation of the Series D Preferred Interests shall be "Series D Noncumulative Exchangeable Preferred Interests." Shares of the Series D Preferred Interests shall have a liquidation preference of $1,000.00 per share. The number of authorized shares of the Series D Preferred Interests may be reduced by further resolution duly adopted by the Trustees stating that such reduction has been so authorized (but not below the number of shares of the Series D Preferred Interests then outstanding), but the number of authorized shares of the Series D Preferred Interests shall not be increased.

               (b)  Ranking.  The Series D Preferred Interests shall rank:

                    (i)  senior, as to dividends and upon
     liquidation, dissolution and winding up of the Trust, to the Common Shares and Series B Preferred Interests, and to all other classes and series of capital securities of the Trust now or hereafter authorized, issued or outstanding which, by their terms, expressly provide that they are junior, as to dividends or upon liquidation, dissolution and winding up, as the case may be, to the Series D Preferred Interests or which do not specify their rank (collectively, "Series D Junior Securities"); and

                    (ii)  on a parity, upon liquidation,
     dissolution and winding up of the Trust with the Series C Preferred Interests, and as to dividends and upon liquidation, dissolution and winding up, with the Series A Preferred Interests and each class or series of Securities of the Trust hereafter issued the terms of which specifically provide that such class or series shall rank on a parity with the shares of the Series D Preferred Interests, as to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, "Series D Parity Securities"); and

                    (iii)  junior, as to dividends, to the
     Series C Preferred Interests, and, as to dividends and upon liquidation, dissolution and winding up of the Trust, to each class or series of Securities of the Trust hereafter issued the terms of which specifically provide that such class or series shall rank senior to the shares of the Series D Preferred Interests as to dividends or upon liquidation, dissolution and winding up, as the case may be (collectively, "Series D Senior Securities").

          Notwithstanding the foregoing, any Series D Senior Securities or any Series D Parity Securities other than the Additional Preferred Shares issued without the requisite approval of holders of shares of the Series D Preferred Interests pursuant to 2.6(h)(ii)(c) hereof shall be deemed to be Series D Junior Securities, rather than Series D Senior Securities or Series D Parity Securities.

               (c) Dividend Rights. Dividends shall be payable on the shares of the Series D Preferred Interests at a rate per annum of the liquidation preference thereof and structured per formula, calculation or otherwise, each as determined by the Administrative Trustees subject to such contractual limitations that may be in effect at such time.

               (d)  Redemption.  Shares of the Series D Preferred
Interests are not redeemable prior to such time and in such manner as determined by the Administrative Trustees.

               (e)  Liquidation Rights.

                    (i)  Upon the voluntary or involuntary
     liquidation, dissolution or winding up of the Trust, unless the Series D Preferred Interests shall have been previously exchanged pursuant to Section 2.6(f) below, the holders of the shares of the Series D Preferred Interests, after the satisfaction of creditors of the Trust, if any, shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders (the "Series D Liquidation Preference"), before any payment or distribution shall be made in respect of the Common Shares or any other Series D Junior Securities, a liquidating distribution in an amount in cash equal to $1,000.00 per share of the Series D Preferred Interests, plus accumulated and unpaid dividends thereon for the Series D Dividend Period in which such payment is made (but without accumulation in respect of dividends for any prior Series D Dividend Periods); provided, however, that in all events, the Liquidation Preference shall be subordinated in all respects to all Indebtedness of the Trust to FHLB pursuant to any agreement by which the Trust is then bound and no payment or distribution shall be made with respect to such Preferred Interests until all such Indebtedness is satisfied and/or terminated.

                    (ii)  After the payment to the holders of
     the shares of the Series D Preferred Interests of the full amount of the liquidating distribution to which they are entitled under this Section 2.6(e), the holders of shares of the Series D Preferred Interests as such shall have no right or claim to any of the remaining assets of the Trust.

                    (iii)  If, upon any voluntary or involuntary
     liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the liquidating distributions in respect of the shares of the Series D Preferred Interests and any Series D Parity Securities are not paid in full, the holders of the shares of the Series D Preferred Interests and of such Series D Parity Securities will share ratably in any such distribution of assets of the Trust in proportion to the full respective liquidating distributions to which they are entitled.

                    (iv)  Neither the voluntary sale,
     conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Trust, nor the merger or consolidation of the Trust with or into any one or more other Persons, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up for the purposes of this Section 2.6, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Trust.

               (f)  Automatic Exchange.

                    (i)  Subject to the terms and conditions of
     this Section 2.6(f), each share of the Series D Preferred Interests will be exchanged automatically for one share of Series B Noncumulative Preferred Stock, $1,000.00 par value per share (a "Bank Series B Preferred Share"), of the Bank to be duly authorized by the board of directors of the Bank at or prior to the time of issuance of the Series D Preferred Interests. The voting powers, preferences and relative, participating, optional or other special rights of the Bank Series B Preferred Shares shall be substantially identical to the voting powers, preferences and relative, participating, optional or other special rights of the shares of the Series D Preferred Interests established by this Declaration, provided that the holders of the Bank Series B Preferred Shares shall not have any voting rights, except as expressly provided by applicable law.

                    (ii)  The Automatic Exchange will occur only
     upon the occurrence of an Exchange Event.

                    (iii)  Upon an Exchange Event, each holder
     of shares of the Series D Preferred Interests shall be unconditionally obligated to surrender to the Bank the certificates representing each share of the Series D Preferred Interests held by such holder, and the Bank shall be unconditionally obligated to issue to such holder in exchange for each such share a certificate representing one Bank Series B Preferred Share. No surrender by any holder shall be required to make the Automatic Exchange effective; it shall be effective regardless of notice to or surrender by the holders.

                    (iv)  The Automatic Exchange shall occur at
     the Time of Exchange. As of the Time of Exchange, all of the shares of the Series D Preferred Interests required to be exchanged will be deemed canceled immediately after the Automatic Exchange without any further action by the Trust or the holders thereof, all rights of the holders of such shares as Shareholders of the Trust shall cease, and such holders shall thereupon and thereafter be deemed to be and shall be for all purposes the holders of Bank Series B Preferred Shares. Notice of the occurrence of an Exchange Event shall be given by first-class mail, postage prepaid, mailed within 30 days of such event, to each holder of record of shares of the Series D Preferred Interests, at such holder's address as the same appears on the securities register of the Trust. No prior notice of any Automatic Exchange shall be required. Each such notice shall indicate the place or places where certificates for shares of the Series D Preferred Interests are to be surrendered by the holders thereof, and the Bank shall deliver to each such holder certificates for Bank Series B Preferred Shares upon surrender of certificates for such shares of the Series D Preferred Interests. Until such replacement certificates are delivered (or in the event such replacement certificates are not delivered), certificates previously representing shares of the Series D Preferred Interests shall be deemed for all purposes to represent Bank Series B Preferred Shares.

                    (v)  Any shares of the Series D Preferred
     Interests redeemed by the Trust in accordance with
     Section 2.6(d) hereof prior to the Time of Exchange shall not be deemed outstanding and shall not be subject to the Automatic Exchange. In the event of the Automatic Exchange, any accumulated and unpaid dividends on the shares of the Series D Preferred Interests as of the Time of Exchange shall be deemed to be accumulated and unpaid dividends on the Bank Series B Preferred Shares.

                    (vi)  In the event of an Automatic Exchange
     pursuant to this subsection (f), the shares of Series D Preferred Interests will never participate in a liquidation of the Trust, but shall be automatically exchanged into Bank Series B Preferred Shares pursuant hereto prior to any liquidation or dissolution of the Trust. Notwithstanding anything to the contrary contained in this Declaration of Trust, the voting and other rights of the Series D Preferred Interests are expressly subordinated in all respect to any Automatic Exchange.

               (g) Conversion. The holders of shares of the Series D Preferred Interests shall not have any rights to convert such shares into shares of any other class or series of securities of the Trust.

               (h)  Voting Rights.

                    (i)  Except as explicitly set forth in
     Sections 2.6(h)(ii), 2.6(h)(iii) or Article VI hereof or as otherwise expressly required by law, the holders of shares of the Series D Preferred Interests shall have no voting power, and no right to vote on any matter at any time, either as a separate class or together with any other class of shares of Securities of the Trust and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Shares.

                    (ii)  Unless the vote or consent of the
     holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of all shares of the Series D and Series A Preferred Interests at the time outstanding voting together (unless only the Series D Preferred Interests are affected, then the holders of the Series D Preferred Interests shall vote as a separate class), given in person or by proxy, by a vote at a meeting duly called and held shall be necessary to:

                        (A)  amend, alter or repeal (whether by
          merger, consolidation or otherwise) any provision of this Declaration or of any amendment thereof or supplement thereto which would materially and adversely affect the voting powers, preferences or relative, participating, optional or other special rights of the Series D Preferred Interests; provided that this provision shall not apply to action taken in connection with the issuance of any preferred interests, which actions shall be governed by subsection (C) below;

                        (B)  effect a consolidation, conversion
          or merger of the Trust with or into, or a share exchange with, another Person, other than a Person whose capital securities are wholly-owned, directly or indirectly, by the Bank, provided that the Trust may consolidate or merge with or into, or enter into a share exchange with, another Person if (1) such Person is a trust organized under the laws of the United States or any state thereof; (2) such Person expressly assumes all obligations and commitments of the Trust pursuant to such consolidation, conversion, merger or share exchange; (3) the outstanding shares of the Series D Preferred Interests remain outstanding and unchanged or are exchanged for or converted into shares of the surviving trust having voting powers, preferences and relative, participating, optional and other special rights substantially identical to those of the shares of the Series D Preferred Interests (including limitations on personal liability of the holder thereof); (4) after giving effect to such consolidation, merger or share exchange, no violation by the Trust of the provisions of this Declaration shall have occurred and be continuing (or with the passage of time or giving of notice would occur); and
          (5) the Trust shall have received written notice from each of the Rating Agencies and delivered a copy thereof, confirming either (x) that such consolidation, conversion, merger or share exchange will not result in a reduction of the rating assigned by such Rating Agency to the Series D Preferred Interests or (y) that the preferred shares issued by the surviving Trust as provided in clause (3) above shall have the same rating as the rating that had been assigned by such Rating Agency to the Series D Preferred Interests in absence of such consolidation, merger or share exchange (as a condition to effecting any such merger, consolidation or share exchange, the Trust shall deliver to the Transfer Agent and cause to be mailed to each holder of record of Securities, at least 30 days prior to such transaction becoming effective, a notice describing such merger, consolidation or share exchange together with a certificate of an officer of the Trust and an opinion of counsel, each stating that such merger, consolidation, or share exchange complies with the requirements of the Declaration of Trust and that all conditions precedent therein provided for relating to such transaction have been complied with); or

                        (C)  authorize or issue (by way of
          reclassification or otherwise), or obligate the Trust to authorize or issue, (1) any Series D Senior
          Securities or (2) any Series D Parity Securities other than Additional Preferred Shares.

                    (iii)  If at any time a "default in
     preference dividends" (as defined below) on the Series D Preferred Interests shall exist, the number of Administrative Trustees of the Trust shall be increased by two, and the holders of the shares of the Series D Preferred Interests shall have the right, at a meeting duly called and held, voting jointly with the holders of the shares of Series D Parity Securities who are likewise affected and who are entitled to exercise similar voting rights to elect two Preferred Trustees to fill such newly created vacancies. Such right shall continue until such default in preference dividends shall have ceased. Each Preferred Trustee may be removed by, and shall not be removed except by, Joint Vote at a meeting duly called and held. So long as any such default in preference dividends shall exist, (1) any vacancy in the office of Preferred Trustee may be filled (except as provided in the following clause (2)) by an instrument in writing signed by the remaining Preferred Trustee and filed with the Trust, and
     (2) in the case of the removal of any Preferred Trustee, the vacancy may be filled by Joint Vote, at the same meeting at which such removal shall be voted. Each trustee appointed as aforesaid by the remaining Preferred Trustee shall be deemed, for all purposes hereof, to be a Preferred Trustee. Whenever a default in preference dividends shall no longer exist, the number of Trustees constituting the Trustees shall be reduced by two. For the purposes of this
     Section 2.6(h), a "default in preference dividends" shall be deemed to occur when, for three Series D Dividend Periods (whether consecutive or not), the Trust fails to pay, or declare and set apart for payment, full dividends on the Series D Preferred Interests and, having so occurred, such default shall be deemed to exist thereafter until full dividends on the Series D Preferred Interests shall have been paid for two consecutive Series D Dividend Periods. If and when any default in preference dividends described in this paragraph shall cease to exist, the holders of shares of the Series D Preferred Interests shall be divested of the foregoing special voting right, subject to revesting in the event of each and every future default in preference dividends. Upon the termination of each said voting right, the terms of office of all Preferred Trustees shall forthwith terminate. The maximum number of Preferred Trustees at any one time shall be two (2), whether elected by the holders of the Series D Preferred Interests, any Series D Parity Securities, or both.

                    (iv)  Notwithstanding anything else herein
     to the contrary, (1) holders of shares of the Series D Preferred Interests shall have no right whatsoever to vote on dissolution or cancellation of the Trust and (2) shares of Series D Preferred Interests will not be entitled to vote if they are owned, directly or indirectly, by a corporation or other entity in which the Trust, the Bank or their respective Affiliates owns, directly, or indirectly, a majority of the shares entitled to vote for directors of such corporation or other entity.

          Section 2.7 Restrictions on Transfer. All shares of Series A Preferred Interests, Series B Preferred Interests and Series D Preferred Interests shall bear a legend in substantially the following form, unless the Trust determines otherwise in compliance with applicable law:

          "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT
          BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED (THE "SECURITIES ACT"), OR
          ANY STATE SECURITIES LAW AND NEITHER THIS
          SECURITY NOR ANY INTEREST OR PARTICIPATION
          HEREIN MAY BE OFFERED, SOLD OR OTHERWISE
          TRANSFERRED IN THE ABSENCE OF SUCH
          REGISTRATION OR AN APPLICABLE EXEMPTION
          THEREFROM.  EACH PURCHASER OF THIS SECURITY
          IS HEREBY NOTIFIED THAT THE SELLER MAY BE
          RELYING ON THE EXEMPTION FROM THE PROVISIONS
          OF SECTION 5 OF THE SECURITIES ACT PROVIDED
          BY RULE 144A THEREUNDER.  THE HOLDER OF THIS
          SECURITY, BY ITS ACCEPTANCE HEREOF,
          REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE
          BENEFIT OF THE COMPANY THAT: (I) IT HAS
          ACQUIRED A "RESTRICTED" SECURITY WHICH HAS
          NOT BEEN REGISTERED UNDER THE SECURITIES ACT;
          (II) IT WILL NOT OFFER, SELL OR OTHERWISE
          TRANSFER THIS SECURITY PRIOR TO THE DATE
          WHICH IS TWO (2) YEARS AFTER THE LATER OF
          AUGUST 28, 2000  AND THE LAST DATE ON WHICH
          THE TRUST OR ANY AFFILIATE OF THE TRUST WAS
          THE OWNER OF SUCH RESTRICTED SECURITIES (OR
          ANY PREDECESSOR) EXCEPT (A) TO THE TRUST,
          (B) PURSUANT TO A REGISTRATION STATEMENT
          WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE
          SECURITIES ACT, (C) FOR SO LONG AS THIS
          SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO
          RULE 144A, TO A PERSON WHO THE SELLER
          REASONABLY BELIEVES IS A "QUALIFIED
          INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A
          UNDER THE SECURITIES ACT) IN A TRANSACTION
          MEETING THE REQUIREMENTS OF RULE 144A, OR
          (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION
          FROM THE REGISTRATION REQUIREMENTS OF THE
          SECURITIES ACT AND, IN EACH CASE, IN
          ACCORDANCE WITH THE APPLICABLE SECURITIES
          LAWS OF ANY STATE OF THE UNITED STATES OR ANY
          APPLICABLE JURISDICTION; AND (III) IT WILL,
          AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,
          NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY
          OF THE RESALE RESTRICTIONS SET FORTH IN (II)
          ABOVE.  ANY OFFER, SALE OR OTHER DISPOSITION
          PURSUANT TO THE FOREGOING CLAUSE (II)(D) IS
          SUBJECT TO THE RIGHT OF THE TRUST TO REQUIRE
          THE DELIVERY OF AN OPINION OF COUNSEL,
          CERTIFICATIONS OR OTHER INFORMATION
          REASONABLY ACCEPTABLE TO IT IN FORM AND
          SUBSTANCE.

          THE SECURITIES WILL BE ISSUED AND MAY BE
          TRANSFERRED ONLY IN BLOCKS HAVING AN
          AGGREGATE STATED VALUE OF NOT LESS THAN
          $100,000 (100 SECURITIES).  ANY ATTEMPTED
          TRANSFER OF SECURITIES IN A BLOCK HAVING AN
          AGGREGATE STATED VALUE OF LESS THAN $100,000
          SHALL BE DEEMED TO BE VOID AND OF NO LEGAL
          EFFECT WHATSOEVER.  ANY SUCH PURPORTED
          TRANSFEREE SHALL BE DEEMED NOT TO BE THE
          HOLDER OF SUCH SECURITIES FOR ANY PURPOSE,
          INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF
          DISTRIBUTIONS ON SUCH SECURITIES, AND SUCH
          PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE
          NO INTEREST WHATSOEVER IN SUCH SECURITIES.

          SO LONG AS THE SECURITIES ARE "RESTRICTED
          SECURITIES" (AS SUCH TERM IS DEFINED IN
          RULE 144(a)(3) UNDER THE SECURITIES ACT), THE
          TRUST AGREES TO MAKE AVAILABLE (AND TO CAUSE
          SOVEREIGN BANK TO MAKE AVAILABLE) TO EACH
          HOLDER AND EACH PROSPECTIVE PURCHASER OF THE
          SECURITIES DESIGNATED BY A HOLDER, UPON
          REQUEST, THE INFORMATION REQUIRED TO BE
          PROVIDED PURSUANT TO RULE 144A(d)(4) UNDER
          THE SECURITIES ACT.

          THE PURCHASER OF THIS SECURITY, BY ITS
          ACCEPTANCE HEREOF, ALSO, REPRESENTS,
          ACKNOWLEDGES AND AGREES THAT IT (I) IS
          NEITHER (A) AN EMPLOYEE BENEFIT PLAN, PROGRAM
          OR ARRANGEMENT SUBJECT TO SECTION 406 OF
          ERISA OR TO SECTION 4975 OF THE INTERNAL
          REVENUE CODE NOR (B) A PERSON ACTING ON
          BEHALF OF OR USING THE ASSETS OF ANY SUCH
          PLAN, PROGRAM OR ARRANGEMENT, OR (II) IS AN
          INSURANCE COMPANY PURCHASING THE SECURITIES
          WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY
          GENERAL ACCOUNT" (AS THAT TERM IS DEFINED IN
          SECTION V(E) OF PROHIBITED TRANSACTION CLASS
          EXEMPTION 95-60 ("PTCE 95-60")) AND ITS
          PURCHASE AND HOLDING OF THE SECURITIES ARE
          COVERED UNDER SECTION I OF PTCE 95-60.  THE
          PURCHASER ACKNOWLEDGES, REPRESENTS AND AGREES
          THAT ANY ATTEMPT TO TRANSFER ANY SECURITIES
          TO SUCH A PLAN, PROGRAM OR ARRANGEMENT OR TO
          ANY PERSON ACTING ON BEHALF OF OR USING THE
          ASSETS OF SUCH A PLAN SHALL BE NULL AND
          VOID."

          Section 2.8 Sales of Shares. Notwithstanding any provision of this Declaration to the contrary, and subject to the provisions of
Section 1.3 and 2.1 hereof, the Administrative Trustees may issue Securities of the Trust in such number and for such sums of money, real estate loans, assets, or other considerations as allowed by the laws of the State of Delaware, on such terms as the Administrative Trustees may deem appropriate. The Shareholders shall have no preemptive rights of any kind whatsoever. Preemptive rights are hereby defined to include, but not be limited to, the right to purchase or subscribe for or otherwise acquire any Securities of the Trust of any class, whether now or hereafter authorized, or any securities or obligations convertible into or exchangeable for, or any right, warrant, or option to purchase such securities, whether or not they are issued or disposed of for cash, property, or such other consideration as may be allowed by law.

          Section 2.9 Reacquired Shares. Subject to the limitations set forth herein and OTS approval, the Trust may repurchase or otherwise acquire its own shares at such price or prices as the Administrative Trustees may authorize and for this purpose the Trust may create and maintain such reserves as are deemed necessary and appropriate. Shares issued hereunder and purchased or otherwise acquired for the account of the Trust shall constitute authorized but unissued shares of the Trust.

          Section 2.10  Transferability of the Shares.  Subject to
Section 2.7 above and to the provisions below, shares in the Trust shall be freely transferable in accordance with the procedures prescribed from time to time in the Trust's Bylaws. The Persons in whose name the shares are registered on the books of the Trust shall be deemed the absolute owners thereof and, until a transfer is effected on the books of the Trust, the Administrative Trustees shall not be affected by any notice, actual or constructive, of any transfer.

          For and during such period or periods of time in which it is intended that the Trust shall qualify as a REIT, any issuance, redemption or transfer of shares of Series C Preferred Interest (other than a pledge to secure an obligation) which would operate to disqualify the Trust as a REIT shall be null and void, and subject to cancellation by the Administrative Trustees. No transfer of shares of Series C Preferred Interests shall be effective until such transfer is entered on the books of the Trust.

          Section 2.11 Effect of Transfer of Shares or Death, Insolvency or Incapacity of Shareholders. Neither the transfer of shares of any Securities nor the death, insolvency or incapacity of any Shareholder shall operate to dissolve or terminate the Trust, nor shall it entitle any transferee, legal representative or other Person to a partition of the Trust Property or to an accounting therefor.

          Section 2.12 Shareholders' Disclosure: Trustees' Right to Refuse to Transfer Shares: Redemption of Shares. The Shareholders, upon written request, shall furnish to the Administrative Trustees, in writing, such particulars as to the direct and indirect ownership of the shares as the Administrative Trustees deem necessary for compliance with the provisions of the Code and the Regulations thereunder regarding beneficial ownership in a real estate investment trust, as those provisions and the Regulations may be amended from time to time. If the Administrative Trustees, at any time, in good faith, shall be of the opinion that beneficial ownership of shares of the Securities of the Trust has or may become so concentrated as to prevent the Trust from continuing to qualify as a real estate investment trust under the applicable provisions of the Code, the Administrative Trustees may prevent the transfer, or cancel any purported transfer (other than a pledge to secure an obligation), of shares of Series C Preferred Interests by means deemed equitable to them to maintain or bring the beneficial ownership of shares in conformity with the applicable provisions of the Code; provided, however, that the Administrative Trustees shall not take any action (or fail to act) with respect to such shares to the extent such action or failure to act (e.g., preventing the transfer of such shares) would cause the Trust to fail to continue to qualify as a real estate investment trust under the applicable provisions of the Code (unless the Administrative Trustees have determined that such qualification is no longer advantageous to the Shareholders of the Trust).

          Section 2.13 Declaration of Trust and Bylaws. All persons who shall acquire shares of any Securities shall acquire the same subject to the provisions of this Declaration and the Bylaws of the Trust, as such are amended from time to time.

          Section 2.14 Dividends or Distributions. The Administrative Trustees may from time to time declare and pay to the Shareholders such dividends and distributions in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Administrative Trustees in their discretion may determine. The Administrative Trustees shall endeavor to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; provided that the Shareholders shall have no right to any dividend or distribution unless and until declared by the Administrative Trustees. The exercise of the powers and rights of the Trustees under this section shall be subject to the provisions of this Declaration setting forth the dividend and other rights of the Securities of the Trust.

                   ARTICLE III.  SHAREHOLDERS

          Section 3.1 Shareholders' Meetings. There shall be an annual meeting of the holders of Common Shares held at such time and place, either within or outside the State of Delaware, as the Administrative Trustees shall prescribe. The failure to hold such an annual meeting shall not invalidate the Trust's existence or affect any otherwise valid act of the Trust. Special meetings of the holders of Common Shares may be called in the manner provided in the Bylaws. No annual or special meetings of the holders of Securities of the Trust other than the Common Shares are required except as expressly provided herein.

          Section 3.2 Shareholders' Interest. The Shareholders shall have no legal title or interest in the Trust Property and no right to a partition thereof or to an accounting thereof during the continuance of the Trust but only to the rights expressly provided in this Trust.

          Section 3.3 Nonliability of Shareholders. The Shareholders shall not be liable to assessment and the Trustees shall have no power to bind the Shareholders personally. Upon any debt, claim, demand, judgment, decree, or obligation of any nature whatsoever against or incurred by the Trust or by the Administrative Trustees or by a representative or agent of the Trust, in their respective capacities, whether founded upon contract, tort, or otherwise, resort shall be had solely to the Trust Property and the Shareholders shall not be personally liable therefor.

          Section 3.4 Books and Records. No Shareholder shall have any right to inspect any account, book or record of the Trust.

          Section 3.5 Action by Shareholders. The Shareholders entitled to vote upon a particular matter may do so at a duly called and held meeting or by written consent in accordance with the Trust's bylaws.

                    ARTICLE IV.  THE TRUSTEES

          Section 4.1 Number. The number of Trustees initially shall be four (one of which shall be the Delaware Trustee) which number may thereafter be increased or decreased by the Administrative Trustees then in office from time to time, however, the total number of Administrative Trustees shall be no less than three (3) and not more than 15. No reduction in the number of Trustees shall cause the removal of any Trustees from office prior to the expiration of his (her) term.

          Section 4.2 Board of Trustees; Election; Term. The Trustees shall be elected each year at the annual meeting of the holders of Common Shares, and may also be elected in accordance with Sections 4.4 and 4.5 below. The term of office of each Trustee shall be one year and until the election and qualification of his (her) successor. Trustees may succeed themselves in office. Trustees may also be elected in accordance with
Section 2.3(h)(iii), 2.6(h)(iii) or 6.6.

          Section 4.3 Qualification. Trustees shall be individuals who are at least 18 years old and not under legal disability. No Trustees shall be required to give any bond, surety or security to secure the performance of his duties or obligations hereunder. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term.

          Section 4.4 Resignation and Removal. Any Trustee may resign at any time by giving written notice thereof to the other Trustees at the principal office of the Trust. Such resignation shall take effect on the date it is received or any later time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective. Any one or more, or all, Trustees (other than a Trustee elected by holders of the Series A Preferred Shares or by holders of such Series A Parity Securities entitled to elect such Trustees) may be removed from office at any time, without cause, by action of the holders of a majority of the outstanding Common Shares.

          Section 4.5 Vacancies. The resignation, removal, incompetence, or death of any or all of the Trustees shall not dissolve, annul or terminate the Trust or affect its continuity or existence. Whenever there shall be a vacancy or vacancies among the Trustees (other than a Trustee elected by holders of the Series A Preferred Shares or by holders of such Series A Parity Securities entitled to elect such Trustees ) (including vacancies resulting from an increase in the number of Trustees) such vacancy or vacancies may be filled until the next annual meeting of the Shareholders, by the Trustee or Trustees continuing in office, regardless of their number, or by action of the holders of a majority of the outstanding Common Shares. So long as there are sufficient Trustees to constitute a quorum of the entire Board prior to the occurrence of the vacancy, the existence of a vacancy or vacancies in the number of Trustees shall not affect the powers of the Trustees.

          Section 4.6 Actions by Trustees. The Administrative Trustees may act with or without a meeting. Any action of a majority of Administrative Trustees in office shall be conclusive and binding as an action of the Trustees. All agreements, deeds, and other instruments executed by a majority of the Administrative Trustees or executed by one Administrative Trustee pursuant to authorization of a majority of the Administrative Trustees given either orally at a meeting or in writing shall be effective and binding as if executed by all the Administrative Trustees.

          Section 4.7 Legal Title. Legal title to all Trust Property shall be vested in the Trust, but it may cause legal title to any Trust Property to be held by or in the name of any or all of the Trustees or any other Person as nominee. Any right, title or interest of the Trustees in and to the Trust Property shall automatically vest in successor and additional Trustees upon their qualification and acceptance of election or appointment as Trustees, and they shall thereupon have all the rights and obligations of Trustee, whether or not conveyancing documents have been executed and delivered or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trustees may deem necessary or desirable.

          Section 4.8 Powers. Subject to the express limitations herein (including, specifically, but without limitation, Section 1.3 hereof) or in the Bylaws: (a) the business and affairs of the Trust shall be managed under the exclusive direction of the Administrative Trustees and (b) the Administrative Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Administrative Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust, including to elect to qualify as a real estate investment trust or to terminate such election, and (subject in each case to the limitations in Section 1.3 hereof) the power to reinvest any proceeds received by the Trust from the repayment of loans transferred to the Trust, the power to sell or otherwise exchange or dispose of any assets transferred to the Trust, and to reinvest any proceeds received in exchange therefor. The Administrative Trustees shall have the power and the authority to elect, appoint and employ such officers of the Trust with such powers and duties as the Administrative Trustees may determine or as provided by the Bylaws of the Trust. This Declaration shall be construed with a presumption in favor of the grant of power and authority to the Trustees, within the limitations set forth in this Declaration. Any construction of the Declaration or determination made in good faith by the Trustees shall be conclusive. Notwithstanding any provision to the contrary contained in this Declaration, the Trust, and any Administrative Trustee or any officer of the Trust, acting independently or collectively on behalf of the Trust, may enter into and perform the Purchase Agreement, dated August 21, 2000 (the "Purchase Agreement"), among the Trust, the Bank, Sovereign Bancorp, Inc. and Sovereign REIT Holdings, Inc. ("Holdings"), and accepted by Lehman Brothers, Inc. and Salomon Smith Barney, Inc., as the initial purchasers (the "Initial Purchasers"), the Operative Documents (as defined in the Purchase Agreement) (including the Registration Rights Agreement, dated August 28, 2000, among the Trust, the Bank and the Initial Purchasers) to which the Trust is a party, any agreements or documents contemplated by any of the foregoing agreements and documents, all without any further act, vote or approval of any other Trustee or any other Person and any such agreements and documents previously executed on behalf of the Trust by any Person are hereby approved, ratified and confirmed in all respects. The foregoing authorization shall not be deemed a restriction on the powers of the Administrative Trustees or any officer of the Trust to enter into other agreements or documents on behalf of the Trust in accordance with this Declaration.

          Section 4.9 Nonliability of Trustees. No Trustee shall be liable individually for any act or omission of any other Trustee or agent or representative of the Trust, or for any act undertaken or failure to act except for his (her) own bad faith, willful negligence, gross negligence, or reckless disregard of the Trustee's duties.

          Section 4.10 Indemnification of Trustees. The Trust shall indemnify and hold harmless each Trustee to the fullest extent required or permitted by Delaware law now or hereafter in effect, for any loss, damage or claim incurred by such Trustee by reason of any act or omission performed or omitted by such Trustee on behalf of the Company, except that no Trustee shall be entitled to indemnification in respect of any loss, damage, or claim incurred by such Trustee by reason of such Trustee's bad faith, willful negligence, gross negligence, or reckless disregard of such Trustee's duties. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Trustee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Trust prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust of an undertaking by or on behalf of such Trustee to repay such amount if it shall be determined that such Trustee is not entitled to be indemnified as authorized in this
Section 4.10. The rights accruing to the Trustee under such provisions shall not exclude any other rights established in this Trust, or any other right to which such Trustee lawfully may be entitled, including, without limitation, in the Business Trust Act, nor shall anything herein or therein contained restrict the right of the Trust to indemnify or reimburse such Trustee in any proper cause even though not provided for specifically herein or therein.

          Section 4.11 Bylaws. The Trustees shall adopt Bylaws containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees, or officers not inconsistent with law or with this Declaration. To the extent such Bylaws are inconsistent with this Declaration, the provisions of this Declaration shall control.

          Section 4.12 Delaware Trustee. The Delaware Trustee shall be that Trustee designated from time to time by the Trustees or the holders of a majority of the outstanding Common Shares who, in the case of an individual, is a resident of the State of Delaware, or who, in all other cases, has its principal place of business in the State of Delaware in accordance with Section 3807 of the Business Trust Act. Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any of the powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Administrative Trustees described in this Declaration. The Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of
Section 3807 of the Business Trust Act. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions to act of the Trustees or of the Administrative Trustees except such acts as the Delaware Trustee is expressly obligated or authorized to undertake under this Declaration or the Business Trust Act and except for the willful negligence or willful misconduct of the Delaware Trustee.

          Section 4.13 Preferred Trustees. Notwithstanding anything else to the contrary in this Article IV, the Preferred Trustees shall be deemed Administrative Trustees for all purposes of this Article and this Declaration, and the Preferred Trustees shall be elected and removed solely as provided in Sections 2.3(h) and 2.6(h) of this Declaration.

          ARTICLE V.  DURATION AND TERMINATION OF TRUST

          Section 5.1 Termination of Trust. The Trust may be dissolved at any time by a vote or written consent of the holders of a majority of the outstanding Common Shares, and may thereafter, after the satisfaction of creditors of the Trust, if any, be liquidated in such manner as such holders of the Common Shares may direct.

          Section 5.2 Organization as a Corporation. Whenever the Administrative Trustees deem it in the best interests of the Shareholders that the Trust be organized as a corporation, the Administrative Trustees, acting only with the prior approval or the unanimous affirmative vote of all the outstanding Common Shares (except to the extent provided in Sections 2.3(h) and 2.6(h)), shall have full power to organize such corporation, under the laws of such state as they may consider appropriate, in the place and stead of this Trust, in which event the capital stock of such corporation shall be and remain the same as fixed under this Declaration and the Shareholders shall receive and accept stock in such corporation on the same basis as they hold shares in this Trust, and provided that the purpose and powers of such corporation shall be the same as those set forth in Article I hereof.

          Section 5.3 Merger. In accordance with the provisions of Delaware law, this Trust may merge into a Delaware or foreign business trust, a Delaware or foreign corporation having capital stock, a domestic or foreign limited partnership or limited liability company, or one or more of such business trusts, corporations, domestic or foreign limited partnerships or limited liability companies may merge into the Trust in accordance with the provisions of Delaware law, provided, however, that
(a) any such transaction is approved by the unanimous affirmative vote of all the outstanding Common Shares, (b) any requisite approvals under Sections 2.3(h) and 2.6(h) are obtained, and (c) that any successor entity to which the Trust merges into shall have only the purpose and powers that are set forth in Article I hereof.

          Section 5.4 Duration of Trust. Subject to possible earlier dissolution and termination in accordance with the provisions of Article 5 hereof, the duration of the Trust shall be perpetual.

          Section 5.5 Bankruptcy. No Trustee shall have any duty, including any fiduciary duty, to initiate any filing by the Trust for protection under any bankruptcy or insolvency law, or consent to any involuntary proceeding that would cause the Trust to be placed in bankruptcy or insolvency, absent a good faith determination by such Trustee that the Trust is, in fact, insolvent at the time of such filing. The Trust shall not make any voluntary filing for protection under any bankruptcy or insolvency law unless and until the Administrative Trustees and the holders of the Common Shares, acting in each case by unanimous vote, shall (a) determine that the Trust is, in fact, insolvent at such time, and (b) authorize the filing of such petition. Any filing purported to be made that is not authorized by the foregoing requisite approval shall be void and of no force and effect on the Trust.

                      ARTICLE VI  COVENANTS

          Section 6.1 Indebtedness. So long as any shares of Series A Preferred Interests or Series D Preferred Interests remain outstanding, the Trust shall not, without the consent or affirmative vote of the holders of at least two thirds of such interests, voting as a separate class, incur any Indebtedness other than Permitted Indebtedness.

          Section 6.2  Dividend Coverage.

               (a) Payment of Indebtedness. So long as any shares of Series A Preferred Interests or Series D Preferred Interests remain outstanding, without the consent or affirmative vote of the holders of at least two thirds of such interests, voting together as a separate class, the Trust will make no payment of interest or repayment of principal with respect to Indebtedness of the Trust to the Bank or its Affiliates (other than the Trust and its Subsidiaries) unless the Trust's aggregate Adjusted Consolidated FFO accrued on a cumulative basis for the prior four fiscal quarters equals 150% or more of the amount that would be required to pay Full Annual Dividends.

               (b) Dividends on Common Shares. So long as any shares of Series A Preferred Interests or Series D Preferred Interests remain outstanding, without the consent or affirmative vote of the holders of at least two thirds of such interests, voting together as a separate class, the Trust will not pay dividends on the Common Shares unless the Trust's aggregate Adjusted Consolidated FFO accrued on a cumulative basis for the prior four fiscal quarters equals 150% or more of the amount required to pay Full Annual Dividends, unless (and then only to the extent that) the failure to pay such dividend on the Common Shares would cause the Trust not to qualify as a "real estate investment trust" as defined in the Code or would cause the Trust to be subject to registration as an investment company under the Investment Company Act.

               (c) Reinvestment of Assets. So long as any shares of Series A Preferred Interests or shares of Series D Preferred Interests remain outstanding, the Trust will not, without the consent or affirmative vote of the holders of at least two thirds of such interests, voting together as a separate class, amend or otherwise change its policy of reinvesting the proceeds of its assets in other income-earning assets such that the Trust's Adjusted Consolidated FFO over any period of four fiscal quarters will be anticipated to equal 150% or more of the amount required to pay Full Annual Dividends, unless (and then only to the extent that) necessary to maintain its status as a "real estate investment trust" as defined in the Code or to maintain its exemption from registration under the Investment Company Act.

          Section 6.3 Common Stock Ownership. For the benefit of the holders of the Series A and Series D Preferred Interests, the Trust shall not without the consent or affirmative vote of the holders of at least two thirds of such interests, voting together as a separate class, at any time while any shares of Series A or Series D Preferred Interests are outstanding, issue additional Common Shares in an amount that would result in the Bank, directly or through one or more Affiliates, owning of record and beneficially less than 80% of the outstanding Common Shares.

          Section 6.4 Distributions by the Trust. So long as any shares of Series A Preferred Interests or shares of Series D Preferred Interests are outstanding, the Trust will not, without the consent or affirmative vote of the holders of at least two thirds of such interests, voting together as a separate class, make (or permit any direct or indirect Subsidiary to make) any payment, in cash or in kind, with respect to any Indebtedness of the Trust (or any of its direct or indirect Subsidiaries) to the Bank or any direct or indirect Subsidiary of the Bank (other than the Trust and its Subsidiaries) or Affiliate of the Bank, or with respect to any Securities of the Trust (or any of its direct or indirect Subsidiaries) owned directly or indirectly by the Bank or its Affiliates (other than by the Trust, its subsidiaries or the issuer of such stock)
(i) at any time when the Trust would be precluded from paying dividends on Series A Junior Securities or Series D Junior Securities in accordance with provisions of Section 2.3 and Section 2.6 hereof, or (ii) in anticipation of any voluntary or involuntary liquidation, dissolution, or winding up of the Trust, unless (y) (and then only to the extent that) the failure to pay a dividend on the Common Shares would cause the Trust not to qualify as a "real estate investment trust" as defined in the Code or would cause the Trust to be subject to registration as an investment company under the Investment Company Act, and (z) such dividend payment can be made in compliance with all the provisions of Article II. In addition, if any event described in clauses (i) or (ii) above occurs and is continuing, the Bank and its direct or indirect Subsidiaries and Affiliates shall not be permitted to transfer any such Indebtedness or Securities to an unaffiliated third party.

          Section 6.5 Alternative Remedy for Breach of Covenants. In the event that the provisions of Sections 6.2(a), 6.2(b), or 6.4 hereof would prohibit the Trust from making a dividend payment on its Common Shares or an interest or principal payment on any Indebtedness of the Trust to the Bank or any of its Affiliates, and the terms of any contract or agreement to which Sovereign Bancorp, Inc. or any Affiliate is a party prohibits any such restriction on the payment of dividends or Indebtedness by the Trust, then the Trust shall not be required to comply with the applicable provision to the extent that to do so would violate such other contract or agreement of Sovereign Bancorp, Inc. or any Affiliate. In such event, the Bank may at its option, with the consent of the OTS and the FHLB if necessary, exchange each share of Series A Preferred Interests and Series D Preferred Interests for a Series A Preferred Bank Share and a Series B Bank Preferred Share, respectively. In the event that the Bank elects to make such exchange, all of the procedural provisions for the Automatic Exchange set forth in Section 2.3(f) hereof shall apply to such optional exchange. If the Bank does not elect to exchange the shares of Series A Preferred Interests and Series D Preferred Interests for such Bank Preferred Shares, then the holders of the Series D Preferred Interests and the Series A Preferred Interests, voting together as a class, shall have the right to elect additional Administrative Trustees representing a majority of the Administrative Trustees then in office, provided, however, that the term of office of any Administrative Trustees so elected shall end when the provisions of Sections 6.2(a), 6.2(b), or
6.4 no longer prohibit the Trust from making such payments on its Common Shares or Indebtedness or would no longer violate such other contract or agreement of Sovereign Bancorp, Inc or its Affiliates.

                    ARTICLE VII.  AMENDMENTS

          Section 7.1 Amendment by Shareholders. This Declaration may be amended only by the unanimous affirmative vote of all outstanding Common Shares, subject to the rights of the holders of the Series A and Series D Preferred Interests pursuant to the provisions of Sections 2.3(h)(ii) and 2.6(h)(ii), respectively; provided, however that at least thirty (30) days prior written notice shall be given to the OTS of any proposed amendment.

                   ARTICLE VIII.  MISCELLANEOUS

          Section 8.1 Applicable Law. This Trust has been executed with reference to and its construction and interpretation shall be governed by the laws of the State of Delaware and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware.

          Section 8.2 Filing and Recording. If the Administrative Trustees determine that a filing of this Declaration with an appropriate governmental authority to be in the best interest of the Trust and the Shareholders, then the Administrative Trustees may file this Declaration in any state in which the Trust transacts business.

          Section 8.3 Headings for Reference Only. Headings preceding the text, articles and sections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction, or effect.

          IN WITNESS WHEREOF, this Amended and Restated Declaration of Trust has been executed effective as of this 15th day of August, 2000, by the undersigned Trustees.


                              /s/ Mark R. McCollom
                              Mark R. McCollom
                              As Administrative Trustee


                              /s/ Dennis S. Marlo
                              Dennis S. Marlo
                              As Administrative Trustee


                              /s/ David A. Silverman
                              David A. Silverman
                              As Administrative Trustee


                              /s/ David C. Eppes
                              David C. Eppes
                              As Delaware Trustee